       EXHIBIT 12.1 -- COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES (DOLLARS IN MILLIONS, EXCEPT RATIO OF EARNINGS TO FIXED CHARGES)

                                                                                      YEAR ENDED
                                                                   -------------------------------------------------
                                            THREE MONTHS ENDED
                                           ---------------------        DECEMBER 31,                 JUNE 30,
                                           MARCH 30,    APRIL 1,   -----------------------    ----------------------
                                             1996         1995      1995     1994    1993     1993    1992     1991
                                           ---------    --------   ------   ------   -----    -----   -----   ------
Income before provision for national income
  taxes, minority interests in net income
  (loss) of subsidiaries, equity (income)
  loss of affiliates, and extraordinary
  items....................................   $40.8      $ 30.3    $152.9   $114.6   $26.1    $28.4   $(6.5)  $(20.3)
Fixed charges..............................    27.2        15.8      82.6     52.2    49.8     51.7    58.1     63.3
Distributed income of affiliates...........      --          --       1.3      0.9     1.0       --      --       --
Minority interest expense for
  majority-owned subsidiaries with no fixed
  charges..................................      --          --        --       --      --       --      --     (0.4)
                                            ------       ------    -------  -------  ------   ------  ------  -------
Earnings...................................   $68.0      $ 46.1    $236.8   $167.7   $76.9    $80.1   $51.6   $ 42.6
                                            ------       ------    -------  -------  ------   ------  ------  -------
Interest expense...........................    24.4        14.2      75.5     46.7    45.6     47.8    55.2     61.7
Portion of lease expense representative of
  interest(1)..............................     2.8         1.6       7.1      5.5     4.2      3.9     2.9      1.6
                                            ------       ------    -------  -------  ------   ------  ------  -------
Fixed Charges..............................   $27.2      $ 15.8    $ 82.6   $ 52.2   $49.8    $51.7   $58.1   $ 63.3
                                            ------       ------    -------  -------  ------   ------  ------  -------
Ratio of Earnings to Fixed Charges.........    2.5x        2.9x      2.9x     3.2x    1.5x     1.5x      --       --
                                            ======       ======    =======  =======  ======   ======  ======  =======
Fixed Charges in Excess of Earnings........   $  --      $   --    $   --   $   --   $  --    $  --   $ 6.5   $ 20.7
                                            ======       ======    =======  =======  ======   ======  ======  =======

                                                                               PRO FORMA       PRO FORMA
                                                                              THREE MONTHS     YEAR ENDED
                                                                              ENDED MARCH     DECEMBER 31,
                                                                                30, 1996          1995
                                                                              ------------    ------------
Income before provision for national income taxes, minority interests in net income (loss) of subsidiaries, equity (income) loss of affiliates, and
  extraordinary items........................................................    $ 47.2           187.2
Fixed charges................................................................      32.8           133.4
Distributed income of affiliates.............................................       1.6             1.3
Minority interest expense for majority-owned subsidiaries with no fixed
  charges....................................................................        --              --
                                                                                  -----           -----
Earnings.....................................................................    $ 81.6          $321.9
                                                                                  -----           -----
Interest expense.............................................................      29.5           123.4
Portion of lease expense representative of interest(1).......................       3.3            10.0
                                                                                  -----           -----
Fixed Charges................................................................    $ 32.8          $133.4
                                                                                  -----           -----
Ratio of Earnings to Fixed Charges...........................................      2.5x            2.4x
                                                                                  =====           =====
Fixed Charges in Excess of Earnings..........................................        --              --
                                                                                  =====           =====

- -------------------------
(1) One-third of lease expense.